EXHIBIT 10(b)
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                              EMPLOYMENT AGREEMENT
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         AGREEMENT, dated as of January 1, 1998 by and between Colonial
Commercial Corp., a New York corporation with its principal office at 3601 Hempstead Turnpike, Ste 121-I, Levittown, New York 11756-1315 (the "Company") and James W. Stewart, residing at 47 Richie Court, St. James, New York 11780 (the "Employee").

                                    ARTICLE I
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                            EMPLOYMENT; TERM; DUTIES
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         1.01. Employment. Upon the terms and conditions hereinafter set forth, the Company hereby employs the Employee, and the Employee hereby accepts employment, as Executive Vice President of the Company.

         1.02. Term. The Employee's employment hereunder shall be for a term (the "Term") commencing as of this date (the "Commencement date") and terminating at the close of business on the fourth anniversary of the Commencement Date. A "Contract Year" shall commence on January 1 and terminate on December 31.

         1.03. Duties. During the Term, the Employee shall perform such duties, consistent with his position hereunder, as may be assigned to him from time to time by the Board of Directors. The Employee shall devote his best efforts and his entire time, attention and energies, during regular working hours, to the performance of his duties hereunder and to the furtherance of the business and interests of the Company, its subsidiary and affiliate companies.

                                   ARTICLE II
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                                  COMPENSATION
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         2.01. Compensation. For all services rendered by the Employee hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and the Employee shall accept (i) a salary at the rate of $150,000 per annum from the date of this Agreement until December 31, 2001. Compensation shall be payable not less frequently than in bi-weekly installments. The Company may (but shall not be obligated to), at any time and from time to time, grant to the Employee an increase or increases in the compensation otherwise payable pursuant to this Section 2.01, but such increase or increases, if any, shall not be deemed to alter, modify, waive or otherwise affect any other term, covenant or condition of this Agreement.

         2.02. Deductions. The Company shall deduct from the compensation described in Section 2.01 any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

         2.03. Disability Adjustments. Any compensation otherwise payable to the Employee pursuant to Section 2.01 during any Disability Period (as that term is hereinafter defined) shall be reduced by any amounts payable to the Employee for loss of earnings or the like under any insurance plan or policy the premiums for which are paid for in their entirety by the Company.

                                   ARTICLE III
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                               BENEFITS; EXPENSES
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         3.01. Fringe Benefits. During the Term, the Employee shall be entitled to participate, in amounts commensurate with the Employee's position hereunder, in (a) such group life, health, accident, disability or hospitalization insurance plans as the Company may make available to its other executive employees, and (b) any incentive compensation, bonus, pension or similar plan of the Company presently in effect or hereafter adopted for the benefit of its executive employees as a group.

         3.02. Automobile. During the Term, the Company shall furnish the Employee with an automobile (including the replacement thereof), of such make, model and year as the Employee shall determine, for use by the Employee in connection with the performance of his duties hereunder. Upon presentation of an itemized account thereof, with such substantiation as the Company shall require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses of the maintenance and operation of such automobile in connection with the performance of his duties hereunder.

         3.03. Services. During the Term, the Company shall furnish the Employee with a private office, secretarial and such other services and facilities sufficient to enable the Employee to perform his duties, and suitable to the Employee's position hereunder.

         3.04. Expenses. Upon presentation of an itemized account thereof, with such substantiation as the Company shall require, the Company shall pay or reimburse the Employee for the reasonable and necessary expenses directly and properly incurred by the Employee in connection with the performance of his duties hereunder.

         3.05. Vacations. During the Term, the Employee shall be entitled to paid holidays and paid vacations, in accordance with the policy of the Company as determined by the Board of Directors; provided, however, that the Employee shall be entitled to not less than four weeks paid vacation during each year of the Term, to be taken at times determined by the Employee.

         3.06. Location. Notwithstanding anything which may be contained herein to the contrary, the Employee's office shall be located in Nassau or Suffolk Counties, New York, and the performance of this duties hereunder shall not require his presence outside of such counties, if the Employee shall object thereto.
                                   ARTICLE IV
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                                   TERMINATION
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         4.01. Termination. The employment of the Employee, and the obligations of the Employee and the Company hereunder, shall cease and terminate (except as otherwise specifically provided in this Agreement) upon the first to occur on the following dates (the "Termination Date") described in this Section 4.01:

                  (a)   The date of expiration by its terms of the Term;

                  (b) The date of death of the Employee; provided, however, notwithstanding the foregoing:

                         (i)  the lump sum of Five Thousand ($5,000)
                              Dollars shall be paid to the Employee's
                              widow as tax-free death benefit (as
                              provided by the Internal Revenue Code);
                              and

                        (ii)  the Employee's compensation, as
                              determined in accordance with Section
                              2.01, shall be paid for a period of one
                              (1) year irrespective of whether such
                              one-year period exceeds the expiration
                              date of the Term) to the Employee's
                              widow.



                                    ARTICLE V
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


         5.01. Disability. In the event that the Employee shall have been unable, by reason of illness or incapacity, to perform the duties required of him pursuant to this Agreement, for a period of twelve (12) consecutive months (the "Disability Period"), the Company may give notice (the "Disability Notice") to the Employee of the discontinuance of his services as Executive Vice President of the Company provided, however, notwithstanding the foregoing, this Agreement shall continue in full force and effect except as follows:

                      (a) Section 1.03 shall become inoperative on the date on which the Disability Notice is given. In lieu of his duties as Executive Vice President, the duties of the Employee shall be, to the extent permitted by his illness or incapacity, to advise and counsel the officers and directors of the Company with respect to the affairs and business of the Company; and

                       (b) The Company shall continue to pay and the Employee shall accept, compensation in an amount determined in accordance with Section 2.01 for the Contract Year in which the Disability Notice shall have been given such compensation to be paid to the Employee for the remainder of such Contract Years and for each of the succeeding Contract Years of the Term, irrespective of the amount or nature of the services rendered by the Employee pursuant to Section 5.01 (a).

                       (c) Notwithstanding anything herein contained to the contrary, in the event that, prior to the delivery of the notice specified in this Section 5.01, the Employee shall resume the full-time performance of his duties hereunder for a period of not less than ten (10) consecutive working days, the Company may not give the Employee the Disability Notice.

                                   ARTICLE VI
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                              RESTRICTIVE COVENANTS
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         6.01. Non-Disclosure. Subject to the Company fully performing all of the terms and obligations required of it under this Agreement, including, without limitation, the payment of compensation, the Employee shall not disclose or furnish to any other person, firm or corporation (the "Entity") during his employment and for three years thereafter, except in the course of the performance of his duties hereunder, the following:

                      (a) any information relating to any process, technique or procedure used by the Company, including, without limitation, computer programs and methods of evaluation and pricing and marketing techniques; or

                      (b) any information relating to the operations or financial status of the Company, including, without limitation, all financial data and sources of financing, which is not specifically a matter of public record; or

                      (c) any information of a confidential nature obtained as a result of his prior, present or future relationship with the Company, which is not specifically a matter of public record; or

                      (d)      any trade secrets of the Company; or

                      (e) the name, address or other information relating to any customer or debtor of the Company.

         6.02. Non-Competition. Subject to the Company fully performing all of the terms and obligations required of it under this Agreement, including, without limitation, the payment of compensation, the Employee shall not, from the date hereof and until one year after the termination of his employment with the Company (the "Restriction Period"):


                      (a) in any manner, directly or indirectly, be interested in, employed by, engaged in or participate in the ownership, management, operation or control of or act in any advisory or other capacity for any Entity which, directly or indirectly, competes with the Company throughout the Territory (as that term is hereinafter defined); provided, however, that Employee may invest in any Entity which may be deemed to be in competition with the Company hereunder, the Common Stock of which Entity is "publicly held", provided that the Employee shall not own or control securities which constitute more than one
                               (1) percent of the voting rights or equity ownership of such Entity, or five (5) percent of the outstanding principal balance of any class of debt securities of such Entity. The Employee or any Entity shall be deemed to compete with the Company if at any time during the Restriction Period the Employee or such Entity engages in consumer financial services.

                      (b) in any manner, directly or indirectly, attempt to seek to cause any Entity to refrain from dealing or doing business with the Company or assist any Entity in doing so or attempting to do so.

         6.03 Definitions. As used in this Article VI: (a) the term "Company" shall include any parent, subsidiary or affiliate of, or successor to, the Company and (b) the term "Territory" shall mean any state (including the District of Columbia), territory or possession of the United States within which the Company presently or hereafter does business.

         6.04. Breach of Provisions. In the event that the Employee shall breach any of the provisions of this Article VI, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Article VI. The Employee agrees and acknowledges that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use a defense thereto that there is an adequate remedy at law.

         6.05. Reasonable Restrictions. The parties acknowledge that the foregoing restrictions, the duration and territorial scope thereof as set forth in this Article VI, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

                                   ARTICLE VII
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                                CERTAIN REMEDIES
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         7.01. Lump Sum Payment. From and after any breach by the Company of its obligations under this Agreement which is not cured within 10 days after the Employee gives notice thereof to the Company, the Employee shall be entitled at any time by notice to the Company to terminate his obligations to the Company hereunder and forthwith to receive from the Company in a lump sum, and without present value discount, the entire aggregate amount which would have been payable by the Company to Employee under Section 2.01 had Employee been employed hereunder for the entire Term. Interest shall accrue on such lump sum obligation at the annual rate of 10% per annum, and shall be payable on demand.

         7.02. Litigation Costs. Should Employee prevail in any litigation relating to his employment or this Agreement, the Company shall forthwith reimburse Employee for all of his legal fees and costs. Should Employee prevail only in part in any such litigation, the Company shall forthwith reimburse him for a pro rata portion of his legal fees and costs.

                                  ARTICLE VIII
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                                  MISCELLANEOUS
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

         8.01. Assignment. This Agreement shall not be assigned by either party, except that the Company shall have the right to assign its rights hereunder to any parent, subsidiary and affiliate of, or successor to, the Company.

         8.02. Binding Effect. This Agreement shall extend to and be binding upon the Employee, his legal representatives, heirs and distributees, and upon the Company, its successors and assigns.

         8.03. Notices. Any notice required or permitted to be given under this Agreement to either party shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to the address of such party hereinabove set forth, or to such other address as such party may hereafter designate by a notice given to the other party in the manner provided in this Section 8.03.

         8.04. Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

         8.05. Prior Agreements. Any and all prior Agreements between the Company and the Employee, whether written or oral, between the parties, relating to any and all matters covered by, and contained or otherwise dealt with in this Agreement are hereby canceled and terminated.

         8.06. Entire Agreement. This Agreement sets forth the entire Agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

         8.07. Authority. The parties severally represent and warrant that they have the power, authority and right to enter into this Agreement and to carry out and perform the terms; covenants and conditions hereof.

         8.08. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The federal and state courts in Nassau County, New York shall have exclusive jurisdiction on all matters relating to this Agreement

         8.09. Severability. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired, but shall remain in full force and effect.


         8.10. Titles. The titles of the Articles and Sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first about written.

                                             COLONIAL COMMERCIAL CORP.

                                             BY:___________________________
                                                               (Title)

                                             ------------------------------
                                                               (Employee)